                                                                    EXHIBIT 10.1


                           ASSET PURCHASE AGREEMENT



                                     among


                          OPTA FOOD INGREDIENTS, INC.

                           STABILIZED PRODUCTS, INC.


                                      and


                              THE STOCKHOLDERS OF
                           STABILIZED PRODUCTS, INC.



                                 June 16, 1999

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     This Asset Purchase Agreement (this "Agreement") is entered into this 16th day of June, 1999, by and among Opta Food Ingredients, Inc., a Delaware corporation (the "Buyer"), Stabilized Products, Inc., a Missouri corporation (the "Company"), and Gerald W. Smith, and Helen A. Smith, each individually and as Trustees ("Trustees") of the Gerald W. Smith and Helen A. Smith Loving Trust established under a Declaration of Trust dated _________, 19__, (the "Trust"), Jacqueline K. Smith and Stephenia A. Smith (collectively, the "Stockholders" and together with the Company, the "Sellers").

     WHEREAS, the Company is engaged in the business of manufacturing, distributing, developing, marketing and selling certain proprietary stabilizer blends for the dairy industry (the "Business");

     WHEREAS, the Stockholders own all of the outstanding capital stock (or securities or rights convertible into capital stock) of the Company; and

     WHEREAS, the Company desires to sell to Buyer, and Buyer desires to purchase from the Company, the Business on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Sellers hereby agree as follows:


                                   ARTICLE I
                                   ---------

                               PURCHASE AND SALE
                               -----------------

     SECTION 1.01  Transfer of Assets.  On the terms and subject to the
                   ------------------
conditions of this Agreement, the Company agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from the Company, on the Closing Date (as hereinafter defined) all of the assets, properties, goodwill and businesses owned by the Company or in which the Company has any right or interest of every type and description, real, personal and mixed, tangible or intangible, wherever situated, as the same shall exist at the close of business on the Closing Date, other than the Excluded Assets (the assets being sold, conveyed, transferred, assigned and delivered hereunder are collectively referred to as the "Assets") including, without limitation, the following:

     (a)  The Business as a going concern and the goodwill related thereto;

     (b) All technology (patented and unpatented), know-how, technical information and other intellectual property rights owned or licensed by the Company and currently used or intended for use in connection with the Assets, as further described in Schedule 1.01(b) hereto;
                     ----------------

     (c) All furniture, fixtures, furnishings, equipment, machinery, tools, vehicles, leasehold improvements and other tangible personal property owned by the Company or otherwise used in the Business, including, without limitation, those items listed on Schedule 1.01(c) hereto;
                      ----------------

     (d) All right and interest in and to any contract, license, sublicense, agreement or commitment relating to the Assets and the Business, including, without limitation, pricing agreements, security deposits, leases of furniture, supplies, vehicles, equipment and other tangible personal property, and contracts and orders for the purchase or sale of materials, supplies or services and all rights under manufacturers' and vendors' warranties;

     (e) Except for the Excluded Assets and with respect to the Excluded Liabilities, all Claims, causes of action, chose in action, rights of recovery and rights of set-off of any kind to the extent transferable (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and inuring to the benefit of the Company;

     (f) All prepaid items including, without limitation, insurance, advertising and business licenses, all as listed on Schedule 1.01(f) hereto;
                                                    ----------------

     (g) All of the Company's inventory of work in process, samples, finished goods, raw materials, parts and supplies with respect to the Business (the "Purchased Inventory");

     (h)  All notes receivable, accounts receivable and other receivables;

     (i) All licenses, consents, permits, orders and approvals issued by any governmental or regulatory authority which are held or used by the Company in connection with the Business to the extent transferable;

     (j) All rights, title and interest of the Company in, to and under the Proprietary Rights (as defined in Section 2.22 below), including, but not limited to, the tradename "Stabilized Products", and all goodwill associated therewith;

     (k) All cash, cash equivalents and bank accounts owned by the Company at the Closing Date;

     (l) All books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, specifications for equipment and raw materials, technical reports, manufacturing process sheets, test procedures, service procedures and all other business documents, records, files and correspondence and all computer software and programs to the extent transferable and any rights thereto owned, associated with or employed by the Company or used in, or relating to, the Business.

     (m) All sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Business; and

     (n) all the Company's right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature, to the extent transferable, used or intended to be used in the operation of, or residing with, the Business.

     At Closing, the Assets shall be conveyed to the Buyer free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions whatsoever (collectively, "Claims") or encumbrances pursuant to a Bill of Sale in the form of Exhibit 1.01 attached
                                                       ------------
hereto and other instruments of transfer reasonably requested by the Buyer.

     SECTION 1.02  Excluded Assets.  Notwithstanding the foregoing, the Assets
                   ---------------
shall not include (the "Excluded Assets"): (i) the motor vehicle owned by the Company listed on Schedule 1.02, (ii) subject to Section 5.12 hereof, the real
                  -------- ----
property located at 1832 West Square Drive, High Ridge, Missouri and (iii) those items of personal property owned by the Sellers described on Schedule 1.02.
                                                             -------------

     SECTION 1.03  Assumption of Liabilities.
                   -------------------------

     (a) The only obligations and liabilities to be assumed by the Buyer in connection with its acquisition of the Assets (the "Assumed Liabilities") are
(i) the obligations of the Company under contracts specifically listed on
Schedule 1.03(a)(i) on account of the operation of the Business after the
-------------------
Closing Date (provided such contracts are not in default and are fully and effectively assigned in writing by the Company and the other party thereto, if necessary, to the Buyer and are delivered to the Buyer on the Closing Date), and
(ii) the purchase orders of the Company in existence on the Closing Date and which arise in the ordinary course of the Company's Business, the amount of such purchase orders, which were estimated in good faith by the Company, are not expected to exceed, for any particular month, the amounts set forth in Schedule
                                                                       --------
1.03(a)(ii).
-----------

     (b) The Buyer shall not assume or be responsible for any Excluded Liability and the Sellers shall provide to the Buyer evidence satisfactory to the Buyer of the payment and discharge of all Excluded Liabilities prior to the Closing. "Excluded Liability" means any liability or obligation of any of the Sellers with respect to the Business or the Assets whatsoever, except for the Assumed Liabilities and those liabilities incurred by the Buyer in connection with the operation of the Business after the Closing Date, whether accrued, absolute, contingent or otherwise, whether due or to become due, whether existing as of the date hereof or arising out of any act or omission occurring on or before the Closing Date and whether or not disclosed on any Schedule or Exhibit hereto, including, without limiting the generality of the foregoing, the following:

          (i) all Taxes (as defined in Section 2.09) imposed on or with respect to income now or hereafter owed by the Company or any of the Stockholders of the Company or attributable to the Business or the Assets, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

          (ii)   all liabilities relating to or arising out of the Excluded
     Assets;

          (iii) all liabilities and obligations relating to employees of the Company and any employee benefit, pension, profit sharing plans and other employee matters prior to the Closing Date;

          (iv) all liabilities and obligations relating to or arising out of any bank indebtedness;

          (v) all liabilities for any breach or alleged breach of any federal, state or other environmental law, rule or regulation relating to or arising from the ownership and operation of the Assets and Business prior to the Closing Date;

          (vi) breaches or defaults or events that occurred or products sold or services provided (including, without limitation, any product liability or claim for injury) by or on behalf of the Company prior to the Closing Date; and

          (vii) all other liabilities or obligations of the Company, contingent or otherwise, which arise or are asserted by operation of law or otherwise (including, without limitation, which may be sought to be imposed on the Buyer as successor to any part of the Company's Business) relating to or arising out of the operation or conduct of the Business or ownership of the Assets prior to the Closing Date, including, without limitation, all accounts payable.

     SECTION 1.04  Purchase Price; Allocation of Purchase Price.
                   --------------------------------------------

     (a) In consideration of the transfer, conveyance and assignment by the Company to the Buyer of the Assets to be sold and the execution of the additional related agreements specified in this Agreement, Buyer agrees to pay to the Company an aggregate purchase price (the "Purchase Price") of Two Million Four Hundred Seventy-Five Thousand Dollars ($2,475,000.00).

     (b) The Purchase Price shall be paid to the Company at the Closing in cash, provided, however, that One Hundred and Twenty Five Thousand Dollars ($125,000) of the Purchase Price (the "Escrowed Cash") will be delivered to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, as escrow agent (the "Escrow Agent"), to be held in escrow for a period of one (1) year to reimburse the Buyer for any amounts owed to the Buyer pursuant to this Agreement, including, without limitation, pursuant to Article VII herein, pursuant to the terms of the Escrow Agreement to be entered into among the Escrow Agent, the Buyer and the Sellers in the form attached hereto as Exhibit 1.04(b) (the "Escrow Agreement").
                   ---------------

     (c) The Purchase Price and other relevant items shall be allocated among the Assets in accordance with Exhibit 1.04(c) and otherwise in such manner as
                              ---------------
the Buyer and the Sellers shall agree as soon as practicable. For all tax purposes, the Buyer and the Sellers agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit 1.04(c), and agree
                                          ---------------
that none of them will take any position inconsistent therewith in any tax return, in any refund claim, in any litigation, or otherwise.

     SECTION 1.05  Post-Closing Adjustments.  The Purchase Price shall be
                   ------------------------
subject to adjustment as follows:

     (a) The Purchase Price shall be adjusted based on the change in Working Capital (as defined below) from April 30, 1999 to the Closing Date (the "Working Capital Adjustment"). If the Working Capital Adjustment is negative, then the cash portion of the Purchase Price shall be reduced by the full amount of the Working Capital Adjustment. If the Working Capital Adjustment is positive, then the cash portion of the Purchase Price payable at Closing shall be increased by the full amount of the Preliminary Working Capital Adjustment.

     (b) No less then three (3) nor more than ten (10) business days prior to the Closing Date, the Company shall deliver to the Buyer an unaudited schedule showing the calculation of Working Capital as of the latest practicable date. The "Preliminary Working Capital Adjustment" shall be an amount equal to the difference between (i) the Working Capital set forth on such schedule and (ii) $808,000, the Working Capital as of April 30, 1999. If the Preliminary Working Capital Adjustment is negative, then the cash portion of the Purchase Price payable at Closing shall be reduced by the full amount of the Preliminary Working Capital Adjustment. If the Working Capital Adjustment is positive, then the cash portion of the Purchase Price shall be increased by the full amount of the Working Capital Adjustment.

     (c) The "Final Working Capital Adjustment" shall be an amount equal to the difference between (i) the Working Capital as of the Closing Date, and (ii) $808,000, the Working Capital as of April 30, 1999. As promptly as possible, but in any event within sixty (60) days after the Closing Date, the Buyer will deliver to the Company a schedule setting forth the calculation of the Final Working Capital Adjustment (the "Adjustment Schedule"). The Company shall have the right to observe and comment upon the preparation of such schedule, including the taking of a physical inventory, which shall take place at the Buyer's expense on the Closing Date. Within thirty (30) days after delivery of the Adjustment Schedule, the Company may notify the Buyer in writing that such schedule does not, in its opinion, fairly state the Final Working Capital Adjustment in accordance with the provisions of this Agreement, setting forth in full the respects in which it fails to do so and the reasons for reaching that conclusion. In the event that the Company and the Buyer are unable to resolve any dispute so raised within thirty (30) days after delivery of the Adjustment Schedule, they shall appoint a "big five" accounting firm acceptable to both of them, whose expenses will be shared equally by the Company and the Buyer. The accounting firm shall as promptly as possible determine whether the Adjustment Schedule fairly states, in accordance with the provisions of this Agreement, the values of the items as to which the Buyer has taken issue and, if the accounting firm concludes that it does not do so with respect to any of such items, the value which in such firm's opinion does so. The determination of the Final Working Capital Adjustment by such accounting firm shall be conclusive and binding on the parties hereto.

     (d) Within five (5) days after delivery of the report by such firm or the settlement of any dispute, or within ten (10) days following delivery of the Adjustment Schedule if no dispute exists, payment shall be made by the Company or the Buyer of the amount necessary to reflect the difference between the amount which would have been payable at Closing pursuant to the Final Working Capital Adjustment and the amount which was actually paid at Closing pursuant to the Preliminary Working Capital Adjustment.

     (e) For purposes of calculating the Working Capital Adjustments, the term "Working Capital" shall mean, as of any date, the Company's current assets as of such date, all calculated in accordance with tax basis accounting, with inventory being valued at the lower of cost, determined by the first-in, first-out method ("FIFO"), or market.

     SECTION 1.06  Closing.  Upon the terms and subject to the conditions of
                   -------
this Agreement, the sale, transfer, conveyance and assignment of the Assets contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., One Financial Center, Boston, Massachusetts at 10:00 A.M. Boston time on June 30, 1999, or at such other place or at such other time or on such other date as the Sellers and the Buyer may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     At the Closing:

     (a) The Sellers shall deliver to the Buyer or cause to be delivered to the Buyer the following:

          (i)    The Escrow Agreement;

          (ii) A Consulting and Noncompetition Agreement between the Buyer and Gerald Smith, in accordance with Section 5.13 (the "Consulting Agreement");

          (iii) The Noncompetition Agreements between each of the Sellers and the Buyer in accordance with Section 5.10 (the "Noncompetition Agreements");

          (iv) An opinion of Seulthaus & Walsh, P.C., counsel to the Sellers, in accordance with Section 5.05;

          (v) The certificates, consents, approvals, waivers and other documents and instruments required by Article V herein;

          (vi)   The Lease in accordance with Section 5.12;

          (vii) The Bill of Sale in accordance with Section 1.01 and such other instruments of transfer and assignment as are reasonably necessary to effectuate the transactions contemplated hereby, in form and substance satisfactory to the Buyer;

          (viii) The Tradename and Trademark Transfer Agreement and the Patent Transfer Agreement in accordance with Section 5.09; and

          (ix) All such keys, locks, safe combinations and other similar items as Buyer requires to obtain full occupation and control of the Assets and the Business.

     (b) Simultaneously with the execution hereof, the Buyer shall deliver or cause to be delivered to the Sellers:

          (i)    The Escrow Agreement;

          (ii) The Purchase Price (less the amount of the Escrowed Cash) shall be paid by the Buyer to the Company by wire transfer in accordance with wire transfer instructions provided by the Company to the Buyer at least two (2) Business Days prior to the Closing Date;

          (iii)  The Consulting and Noncompetition Agreement;

          (v)    The Noncompetition Agreements;

          (vi) The certificates and other documents and instruments required by Article VI hereto;

          (vii)  The Lease;

          (viii) The Tradename and Trademark Transfer Agreement;

          (ix)   The Patent Transfer Agreement; and

          (x) An opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Buyer, in accordance with Section 6.06.

     SECTION 1.07  Further Assurances.  At any time and from time to time
                   ------------------
after the date hereof and/or after the Closing Date, each of the parties hereto, at the request of any other party hereto and without further consideration, will execute and deliver such other instruments of sale, transfer, conveyance, assignment, confirmation and other instruments as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to the Assets and to effectuate the transactions contemplated herein.


                                  ARTICLE II
                                  ----------

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                 ---------------------------------------------

     As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers hereby jointly and severally represent and warrant to the Buyer as follows:

     SECTION 2.01  Organization and Qualification.  The Company is a corporation
                   ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Missouri. The Company is duly licensed or qualified to do business and is in good standing in the states listed Schedule 2.01 and the Company is not
                                         -------------
required to be licensed or qualified to transact business as a foreign corporation in any other jurisdiction. There are no corporations, partnerships or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Company is not a member in any partnership.

     SECTION 2.02  Power and Authority.  The Company has all of the necessary
                   -------------------
corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been conducted and as it is proposed to be conducted. The Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate and Articles of Incorporation or By-laws. True and correct copies of the Certificate and Articles of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered to the Buyer. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The Trustees, on behalf of the Trust, have all requisite right, power and authority and full legal capacity to execute, deliver and perform this Agreement, and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Company and the Trustees of the Trust. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by the Sellers have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, the Sellers enforceable against the Sellers, as the case may be, in accordance with their terms.

     SECTION 2.03  No Conflict.  Neither the execution and delivery of this
                   ------------
Agreement and the other documents and instruments contemplated hereby by the Sellers, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any of the Company's Articles and Certificate of Incorporation, as amended, or By-Laws, as amended or the Declaration of Trust of the Trust or any judgment, decree, order, statute or regulation applicable to the Sellers, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Sellers or increase or otherwise affect the obligations of the Sellers under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Sellers or to the Sellers' ability to consummate the transactions contemplated hereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Sellers or (v) to the best of the Seller's knowledge, result in the creation of any Claim upon any of the Assets.

     SECTION 2.04  Financial Statements.  Attached hereto as Schedule 2.04 are
                   --------------------                      -------------
the compiled financial statements, including balance sheets, income statements, cash flow statement and related notes thereto, of the Company for the fiscal years ended December 31, 1998 and December 31, 1997, and the internally prepared balance sheet, income statement and cash flow statement for the four-month period ended April 30, 1999 (collectively, the "Statements"). The Statements have been prepared in accordance with tax basis accounting consistently applied and were prepared from the books and records of the Company, which books and records are complete and correct in all material respects and accurately reflect all transactions of the Business. The Statements fairly and accurately present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods ended on the dates thereof. The Statements reflect reserves appropriate and adequate for all liabilities and anticipated losses as required by tax basis accounting. Since the date of the Statements, (a) there has been no change in the assets, liabilities or financial condition of the assets of the Company from that reflected in the Statements except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse and (b) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     SECTION 2.05  Absence of Undisclosed Liabilities.  Except as and to the
                   ----------------------------------
extent of the amounts specifically reflected or reserved against in the Statements, the Company has no liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice. The Sellers do not know of, and have no reason to know of, any basis for the assertion against the Company of any liability or obligation not fully reflected or reserved against in the Statements or incurred in the ordinary course of business and consistent with past practice since the date thereof.

     SECTION 2.06  Absence of Adverse Change; Conduct of Business.  Since
                   ----------------------------------------------
December 31, 1998, the Company has carried on the Business only in the ordinary course and consistent with past practices and there has been no material adverse change in the Business and there is no condition or development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen by any of the Sellers, may result in any such material adverse change. Without limiting the foregoing, except as disclosed on Schedule 2.06, since December 31,
                                               -------------
1998, there has not been, occurred or arisen:

     (a) Any damage, destruction or loss to any of the assets of the Company (whether tangible or intangible and whether or not covered by insurance) that, individually or in the aggregate, would have a material adverse effect on the business or prospects of the Business;

     (b) Any change in the business or operations of the Business including, without limitation, practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing; or in the manner of conducting the Business or sale or other disposition of any right, title or interest in or to any assets or properties used in the Business or any revenues derived therefrom other than in the ordinary course of business;

     (c) Any general increase in any compensation or benefits payable to any class or group of employees of the Company other than normal merit increases or any increase in the compensation payable or to become payable to any employees whose total compensation after such increase would exceed $25,000 per annum (each, a "Key Employee") or any bonus, service, pension, award, percentage compensation or other benefit paid, granted or accrued to or for the benefit of any Key Employee;

     (d) Any material adverse change in the working capital, financial condition, assets, liabilities, business, operations or prospects of the Company or any capital expenditures or binding commitments in excess of $10,000 in any instance;

     (e) Any loan, advance, agreement, arrangement or transaction between the Company and any officers, employees or stockholders of the Company or its or their Affiliates, or any business or entity in which the Company, its Affiliates, officer or employee of either has any direct or indirect interest, except for compensation at rates not exceeding the rates of compensation in effect as of December 31, 1998, and advances made to employees of the Business for ordinary and customary business expenses in reasonable amounts in the ordinary course of the Business consistent with past practice.

     (f) Any sale, assignment or transfer of any of the assets used by the Company except in a bona fide transaction to an unaffiliated party for fair value and in the ordinary course of business consistent with past practice, or cancellation of any material debt or material Claim owing to or owed by the Company;

     (g) Any sale, assignment, transfer or grant of any license or sublicense with respect to any trademark, trade name, service mark, copyright, trade secret or other intangible asset used or useful in the Business;

     (h) Any loans or guaranteed any obligations of any person or entity, including any employees, officers or stockholders of the Company or its or their Affiliates;

     (i) The creation or sufferance to exist of any Claims on properties or assets (whether tangible or intangible) of the Company;

     (j) Any institution, settlement or agreement to settle any litigation, action or proceeding before any person, entity or Governmental Authority;

     (k) The making of any distributions or payment of any dividends (whether in cash or other property) to the Company's stockholders with respect to their Shares;

     (l)  Any material transaction except in the ordinary course of business;

     (m) Any amendment or modification of, or waiver of any claim or right of substantial value under, any material contract, agreement, franchise, permit, or license;

     (n) Any writing up or writing down (or failure to write up or write down on a basis consistent with past practices of the Company) the value of any Inventories or Receivables or revalued assets of the Company other than in the ordinary course of business consistent with past practices of the Company;

     (o) Any change in any method of accounting or accounting practice or policy used by the Company;

     (p) Any agreement to incur, assume or become subject to, any liabilities or obligations for returns or allowances, other than in the ordinary and usual course of business and consistent in nature of item and amount with past practice, or increased, or experienced any change in any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve;

     (q) Any agreement to pay, discharge or satisfy, any payment, discharge or satisfaction of any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities and obligations reflected or reserved against in the Statements or incurred in the ordinary and usual course of business consistent with past practices;

     (r) Any prepayment of any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred, or not paid, when due, any account payable, or sought the extension of the payment date of any account payable, other than any account payable which was (until paid) or is being contested in good faith; or

     (s) Any written or oral binding commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 2.07  Inventories.  All of the Company's inventory reflected in the
                   -----------
Statements or thereafter acquired (and not subsequently sold in the ordinary course of business) consist of items of quality and quantity usable or merchantable in the ordinary course of the Company's Business as first quality goods at prices at least equal to the amounts reflected in the Statements or, with respect to after-acquired inventory, at least equal to the cost thereof plus markups consistent with past practice. Each item of such inventory is valued in the Statements at the lower of cost or market in accordance with tax basis accounting and historic inventory practices of the Company. No item of Purchased Inventory is, or at the Closing Date, will be, obsolete or damaged and all items of Purchased Inventory now in existence and thereafter acquired are expected to be used in the ordinary course of the Business within a period of three months from the date hereof The current level of inventories and supplies are at normal and adequate levels for the continuation of the Business in the ordinary course and consistent with the Company's past practices. The inventories do not and will not consist of any goods held on consignment. The Company is not under any obligation or liability with respect to accepting returns of items of inventory or merchandise in the possession of its customers other than in the ordinary course of business consistent with past practice and the policies of the Company. The Company has not committed and will not commit to acquire inventory for sale which is not of a quality and quantity usable in the ordinary course of the Business within a reasonable period of time consistent with past practice, nor has the Company changed or will change the price of any inventory except for (i) price reductions to reflect any reduction in the cost thereof to the Company, (ii) reductions and increases responsive to normal competitive conditions and consistent with the Company's past sale practices, and (iii) increases to reflect any increase in the cost thereof to the Company.

     SECTION 2.08  Receivables.  All receivables (whether notes, accounts or
                   -----------
otherwise) which are presently outstanding or will be outstanding as of the Closing Date of the Company (a) have arisen only from bona fide transactions in the ordinary course of business with persons which are not Affiliates of any of the Sellers, (b) represent valid obligations consistent with the Company's normal credit terms, (c) except to the extent reserved against on the Statements shall be fully collectable in the aggregate face amounts thereof in the ordinary and usual course of business in accordance with past practices (d) are owned by the Company, (e) have not been extended, rolled over, or otherwise modified with the effect of making them current and (f) will be transferred to Buyer free of all Claims. No discount or allowance from any receivable has been made or agreed to and none represents billings prior to actual sale of goods or provision of services.

     For the purposes of this Agreement, an "Affiliate" of a specified person is
                                             ---------
a person that (i) directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the person specified, or (ii) is a member of the immediate family of any such specified person, or
(iii) is a legal representative or trustee of any such specified persons, or
(iv) is an entity of which a majority of the voting interests is owned by any specified person or its affiliate, or (v) is an officer, director, trustee, employee, stockholder (10% or more), member or partner of any entity or person referred to in the preceding clauses (i), (ii), (iii) or (iv).

     SECTION 2.09  Taxes.  All federal, state, local and foreign tax returns and
                   -----
tax reports required to be filed by the Company on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes including, without limitation, income, accumulated earnings, property, sales, use, franchise, value added, fuel, employees' income withholding and social security taxes ("Taxes"),
(i) which have become due or payable and all interest and penalties thereon, whether disputed or not, have been paid in full and (ii) which are required to be collected or withheld by the Company have been so collected or withheld. All deposits required by law to be made by the Company with respect to employees' withholding taxes have been duly made. The Company is not on the date hereof liable for the payment of any taxes except for such taxes which have accrued but are not yet due and the Buyer shall have no liability for any taxes related to the ownership or operation of the Assets or the Company's Business prior to the date hereof. The Company has delivered to the Buyer true and complete copies of its federal and state income tax returns for the three prior fiscal periods and all reports and results of federal and state income tax audits, if any, related thereto. To the best of the Sellers' knowledge, the Company has not taken or failed to take any action which could create any tax lien on any of the Assets. Except as so reflected and provided for, no tax liabilities, disallowances, or assessments have been assessed or proposed which remain unpaid and, to the best knowledge of the Sellers, no fact or state of facts exists or has existed which would constitute the grounds for the assessment of any tax liability other than so reflected and provided for. Except as set forth in Schedule 2.09, no
                                                       -------------
examinations of the Federal, state or other tax returns, forms or information of the Company are currently in progress or, to the best knowledge of the Sellers, are threatened. The Company has not given any waiver of extension of any period of limitation governing the time of assessment or collection of any Tax for any year which is still open for assessment or remains in effect.

     SECTION 2.10  Litigation.  Except as set forth on Schedule 2.10, there has
                   ----------                          -------------
not been in the five (5) years prior to the date hereof and there is not currently any (a) action, suit, claim, proceeding or investigation pending or, to the Sellers' knowledge, threatened against or affecting the Company (whether or not the Company is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company or (c) governmental inquiry pending or to the best of the Sellers' knowledge, threatened against or involving the Company, and to the best of the Sellers' knowledge, there is no basis for any of the foregoing. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Sellers, and there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Sellers or the transactions contemplated hereby. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon them from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others and there is no basis for any of the foregoing.

     SECTION 2.11  Certain Practices.  Neither the Company nor the Stockholders
                   -----------------
nor any of the officers, directors or employees of the Company has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) which (i) could subject the Company or the Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could have an adverse effect on the Business.

     SECTION 2.12  Compliance with Law.  The Company is not subject to any
                   -------------------
judgment, order, writ, injunction, or decree that adversely affects, individually or in the aggregate, its businesses, operations, properties, assets or condition (financial or otherwise). The Company has complied with and is not in default under, any federal, state, local or foreign laws (whether statutory or otherwise), ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. To the best knowledge and belief of the Sellers, there is no existing law, rule, regulation or order, and the Sellers are not aware of any proposed law, rule, regulation or order, whether federal, state, local or foreign which would prohibit or materially restrict Buyer from, or otherwise materially adversely affect the Buyer in conducting the Business in any jurisdiction in which such business is now conducted.

     SECTION 2.13  Licenses and Permits.  Schedule 2.13 contains a complete and
                   --------------------   -------------
accurate list and description of all licenses, permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, used in or otherwise necessary in the conduct of the Business, (collectively, the "Permits"), each of which will be duly and validly transferred to the Buyer as of the closing to the extent transferable. No other Permits are required in connection with the operation of the Business except where the failure to have such Permits would not have a material adverse effect on the Assets or the Business of the Company or the ability of the Buyer to use the Assets or operate the Business after the Closing to the best of the Sellers' knowledge. The Company has complied with all conditions and requirements imposed by the Permits and the Company has not received any notice of, and none of the Sellers have any reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. The Company owns or has the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim, and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby.

     SECTION 2.14  Labor and Employee Relations.
                   ----------------------------

     (a) The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and the Company has no knowledge of any attempt to organize any of its employees by any person, unit or group seeking to act as their bargaining agent.

     (b) There is no labor strike, formal dispute, formal grievance, arbitration proceeding, general slowdown or stoppage, or charge of unfair labor practice actually pending before a court, regulatory body or arbitration tribunal, or to the best of Sellers' knowledge, threatened against or affecting the Company. The Company has not experienced any material work stoppage by its work force or other material labor difficulty since January 1, 1995.

     (c) There are no charges or complaints of discrimination pending, or to Seller's best knowledge, after due inquiry, threatened before the United States Equal Employment Opportunity Commission or any state, local or foreign agency against the Company and no such charges or complaints have been filed since January 1, 1995.

     (d) The Company is not engaged in any unfair labor practice and there are no charges or complaints pending, nor have any charges or complaints been filed in the past three (3) years, nor, to the Sellers' best knowledge, after due inquiry, threatened, before any other state, or federal agency relating to employment or labor matters including, without limitation, the National Labor Relations Board, the Department of Labor, the Occupational Safety and Health Administration, the Office For Contract

          Compliance Programs, or any similar state, local or foreign agency, against the Company.

     (e) The Company does not presently employ, and at no time during the past year did it employ, any illegal alien.

     SECTION 2.15  Certain Employees.  Set forth in Schedule 2.15 is a list of
                   -----------------                -------------
the names of the employees and consultants of the Company, together with the title or job classification of each such person and the current salary rates for such employees and consultants together with (i) the salaries, bonuses, additional compensation or other like benefits paid to such employees and consultants for the fiscal year ended December 31, 1998 and for the period from December 31, 1998 to the date hereof, and (ii) the amount of such benefits being accrued for such employees and consultants for the current fiscal year. Schedule
                                                                        --------
2.15 also sets forth (i) a description of any formal or informal understanding
----
concerning employees' rights to continue to receive compensation during any periods during which such employees are not performing any services for the Company and (ii) any increases granted or committed to in the compensation of any employee including, without limitation, any change in any bonus, pension, profit-sharing or other benefit plan or commitment. No person listed on Schedule
                                                                        --------
2.15 has indicated to the Sellers that he or she intends to terminate his or her
----
employment with the Company or seek a material change in his or her duties or status as a result of this transaction or otherwise.

     SECTION 2.16  Employee Benefits.  Set forth on Schedule 2.16 is a list of
                   -----------------                -------------
all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, cafeteria, welfare and other employee benefit plans, programs or arrangements which the Company now maintains or contributes to (or has maintained or contributed to) or to which employees of the Company may be entitled (an "Employee Plan"), including each such plan, program or arrangement that is an employee welfare benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or an employee pension benefit plan as defined in Section 3(2) of ERISA.

     The Company is not related to any other entity or entities such that the Company and such other entity or entities must be considered as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") or under Section 4001 of ERISA. The Company does not now and has never contributed to or been required to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA), any multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), any multiple employer plan subject to Section 4063 of ERISA, or any defined benefit plan (as defined in Section 3(35) of ERISA. The Company does not provide any medical, life insurance or other welfare or insurance benefits, with respect to former or current employees that extend beyond retirement or other termination of employment (other than continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")).

     No circumstance exists, or as a result of the consummation of the transactions contemplated by this Agreement, will exist that could result in the creation or existence of a lien on any of the Assets or the imposition of any tax, penalty or other liability on the Buyer or any assets of the Buyer under any provision of the Code, ERISA, or any other law applicable to any Employee Plan.

     Each Employee Plan which is subject to ERISA conforms to, and its operation and administration are in compliance with, all applicable requirements of ERISA, including all applicable reporting and disclosure requirements of ERISA. Each Employee Plan which is subject to any requirements under the Code conforms to, and its operation and administration are in compliance with, all applicable requirements of the Code. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any employee plan or against the assets of any employee plan.

     With respect to each Employee Plan covering any present or former employee of the Company subject to the requirements of COBRA, the Company has complied with all requirements for continuation coverage under group health benefit plans under COBRA, including all requirements for giving notices to participants of the availability of COBRA continuation coverage on a timely basis and the opportunity to elect COBRA continuation coverage. There are no claims against the Company for a failure or alleged failure to comply with the COBRA continuation requirements. There has been no action or inaction by the Company that could result, and the consummation of the transactions contemplated by this Agreement will not result, in the imposition of any liability under COBRA upon the Buyer or any employee benefit plan of the Buyer.

     The Company has paid to the proper party all amounts which are owed as Seller contributions or premiums with respect to each Employee Plan.

     SECTION 2.17  Tangible Properties.  Schedule 2.17 contains a true and
                   -------------------   -------------
complete list of all tangible personal property owned by or leased to the Company (the "Tangible Personal Property"). The Company has good and marketable title free and clear of all Claims to the Tangible Personal Property listed as owned by the Company. With respect to Tangible Personal Property leased by the Company as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which the Company may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. The Assets constitute all the tangible properties, assets and rights forming a part of, used, held or intended to be used in, and all such tangible properties, assets and rights as are necessary in the conduct of the Business. Each item of Tangible Personal Property is in satisfactory operating condition and repair and is suitable for the purposes for which it is used and intended to carry on the Business as now being conducted and as proposed to be conducted by the Company. All Tangible Personal Property is adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired and each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been properly maintained.

     SECTION 2.18  Owned Premises.  Gerald W. and Helen A. Smith individually
                   --------------
own good and marketable fee simple title to the real estate described in
Schedule 2.18, and hold sufficient rights in and to all easements or other right
-------------
necessary for perpetual access thereto. The Company holds fee simple title to all improvements and fixtures thereon as described in Schedule 2.18 (the real
                                                      -------------
estate and improvements hereon are hereinafter referred to collectively as the "Property"). To the best of the Sellers' knowledge, all such Property is owned free and clear of all Claims or other interests or rights of third parties, except those which do not or would not have a material adverse effect on the Property as used in the Company's business. There are no encroachments from the Property onto adjoining real property, and there are no encroachments from any adjoining real property onto the Property, except those which do not or would not have a material adverse effect on the Property as used in the Company's business. Each structure located on the Property is structurally sound, adequately maintained in accordance with the Company's past practice and is in good condition and repair consistent with the uses to which it is presently being put. All structures, improvements and fixtures on the Property and the current uses of the Property conform to any and all zoning, land use, subdivision, wetlands, building, health and safety and other ordinances, laws, rules and regulations, except for those the nonconformance with which do not or would not have a material adverse effect on the Property as used in the Company's business. There are no violations of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of the Property and no such covenant, restriction, agreement or understanding could reasonably be expected to cause a forfeiture or reversion of title. There are no pending or threatened condemnation or similar proceedings or assessments affecting the Property, nor to the knowledge of the Sellers is any such condemnation or assessment contemplated by any governmental authority. The Company does not lease any real estate of any kind.

     SECTION 2.19  Environmental Matters.  The Company and all Property occupied
                   ---------------------
and/or used by it, are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities with respect to all environmental statutes, rules and regulations ("Environmental Requirements") and the Sellers are not aware of any noncompliance with Environmental Requirements with respect to the premises in or near the Company's Property. The Company has not received notice, whether written or oral, of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or the predecessors of the Company, either collectively, individually or severally, which may interfere with or prevent continued compliance with Environmental Requirements or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment of any Substances (as defined below).

     (a)  Environmental Substance Liability.  No event has occurred or condition
          ---------------------------------
          exists or operating practice is being employed that could directly give rise to liability on the part of the Company, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest and expenses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal or remedial response actions (other than transportation or disposal of materials required to be transported or disposed of in the ordinary course of business, remedial work, or monitoring) arising under any presently enacted federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:

          (i) the handling, storage, use, treatment, transportation, disposal or arrangement for treatment, transportation or disposal of any Substances in or near or from facilities or plants, by the Company, or any of its predecessors;

          (ii) any intentional or unintentional emission, discharge or release of any Substances in or near or from its facilities or plants into or upon the air, surface water, ground water or land by or on behalf of the Company, or any of its predecessors; or

          (iii) the presence of any toxic or hazardous building materials (including but not limited to asbestos or similar substances) in any of the Company's facilities or plants, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

          As used in this Section 2.19, the term "Substances" shall mean any pollutant, contaminant, hazardous substance, hazardous material, oil (including petroleum or petroleum products, crude oil, natural gas or synthetic gas useable for fuel, any nonhazardous petroleum refinery waste and any other petroleum product or waste), hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto.

     (b)  Environmental Permits.  The Company has obtained and holds all
          ---------------------
          applicable registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local government body or agency ("Environmental Permits"), that are required in connection with the discharge or emission of Substances (as hereinabove defined) from the facilities or plants operated by the Company or the generation, treatment, storage, transportation, or disposal of any such Substances. Such Environmental Permits, which are described in Schedule 2.19, are currently effective
                                          -------------
          and sufficient for the ownership and operation of the plants and facilities and the operation of the Business as currently conducted and as proposed to be conducted by the Company.

          Sellers represent, covenant and warrant to and agree with the Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

          (i) The Company and the Property are, and at the Closing Date shall be, in compliance with all Environmental Requirements. The Sellers are not aware of, nor have the Sellers received notice of, whether written or oral, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any Substances.

          (ii) No part of the Property has been listed or proposed for listing on the National Priorities List (40 CFR Part 300, Appendix B) established by the United States Environmental Protection Agency or on any other such list established by the State of Missouri.

          (iii) The Company has obtained all permits, licenses and other authorizations which it is required to obtain as lessee or as an operator with respect to the use and operation of the Property under federal, state and local laws or otherwise relating to pollution or protection of the environment. Except as set forth in Schedule 2.19, the Company is in full
                                 -------------
                 compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to Company.

     SECTION 2.20  Insurance.
                   ---------

     (a)  Schedule 2.20 contains an accurate and complete list of all policies
          -------------
          of fire, liability, keyman life insurance, worker's compensation, products liability, and other forms of insurance owned or held by or beneficially for the Company. All such policies are in full force and effect and will not be canceled or modified by Company or any Subsidiary prior to Closing without the express written consent of the Buyer (except to extend the maturity dates thereof), no premiums with respect thereto are past due and no notice of cancellation or termination has been received by the Sellers with respect to any such policy. Schedule 2.20 also identified (i) all risks for which the
                   -------------
          Company is self-insured, and (ii) the workers' compensation and unemployment insurance ratings of the Company.

     (b) The aforesaid policies are sufficient for Company's compliance with all requirements of law and of all agreements to which they are a party; are valid, outstanding and enforceable policies; are in amounts customarily deemed to be adequate and cover all risks customarily insured against by companies conducting businesses similar to the Business; and have been issued by financially sound insurance companies which are in good standing, adequately capitalized and actively engaged in the insurance business. The insurance policies cover all incidents of loss which have occurred prior to the date hereof or which may occur resulting from the Company's products sold prior to the date hereof.

     (c) The Company (i) has not, since January 1, 1995, been unable to obtain any insurance coverage in the amounts desired; (ii) since January 1, 1995, has not materially changed either the amount or scope of any insurance referred to in Schedule 2.20 or premiums therefor; and (iii)
                                   -------------
          has not been notified of any material adverse change or proposed material adverse change in the workers' compensation or unemployment insurance ratings or insurance rates for the Company.

     SECTION 2.21  Outstanding Commitments.  Schedule 2.21 sets forth a
                   -----------------------   -------------
description of all existing contracts, agreements, commitments, licenses, purchase orders, powers of attorney and franchises (collectively "Agreements") relating to the Company. The Sellers' have delivered or made available to the Buyer true, correct and complete copies of all of the Agreements specified on
Schedule 2.21 which are in writing, and Schedule 2.21 contains an accurate and
-------------                           -------------
complete description of all binding Agreements which are not in writing. The Company has paid in full all amounts due as of the date hereof under each Agreement identified in Schedule 2.21 and the Company and each other party
                        -------------
thereto have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Agreement. The Sellers have no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. None of such Agreements has been terminated and none of Sellers are aware of any intention or right of any party to default another party to any such Agreement. There exists no actual or, to the knowledge the Sellers, threatened termination, cancellation or limitation of the business relationship of the Company with any party to any such Agreement. Except as set forth in Schedule 2.21, the Company is not a party to any
                       -------------
agreement restricting its ability to compete or solicit and there are no agreements of any third party restricting its ability to compete with the Company or solicit its employees or which require such third parties to treat the Company's information as confidential.

     SECTION 2.22  Intangibles and Intellectual Property.
                   -------------------------------------

     (a)  Schedule 2.22 lists all Proprietary Rights (as such term is defined
          -------------
          below) and sets forth any licenses related thereto and whether, where and when each such Proprietary Right has been registered or filed with the United States Patent and Trademark Office or the United States Copyright Office or the corresponding office of any other jurisdictions. The Company owns or has a valid right to use the Proprietary Rights being used and proposed to be used to conduct the Business as now conducted and as proposed to be conducted free and clear of any Claims. Except as specified on Schedule 2.22, the
                                                       -------------
          Company has (i) no obligation to compensate any person or entity for the use of any such Proprietary Rights and (ii) not granted or assigned to, or become obligated to grant or assign to, any person or entity, including any Affiliate of the Sellers, any license or other right to use any of the Proprietary Rights, or otherwise licensed from others the Proprietary Rights of third parties, whether or not requiring the payment of royalties or fees. All of the Proprietary Rights will be owned or available for use by the Buyer on identical terms and conditions immediately following the Closing Date.

     (b) No Claims have been made or proceedings instituted or are pending or, to the best of the Sellers' knowledge, after due inquiry, threatened which challenge the validity of the ownership or use by the Company of any of the Proprietary Rights and, to the best of the Sellers' knowledge, after due inquiry, no facts or circumstances exist which would form the basis for such Claims or proceedings.

     (c) The Company has the unencumbered right to use, free and clear of any Claims, its Proprietary Rights. None of the Company's customer lists have been sold, leased, licensed or otherwise disclosed either in whole or in part to any person or entity and no person or entity has any right to use or interest in the customer list or any information therein.

     (d) The Sellers have no knowledge of the infringing use of any Proprietary Rights or the infringement of any such Proprietary Rights by any other person.

     (e) "Proprietary Rights" means (a) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions, (b) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (c) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (d) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (e) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, blending formulations, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (f) copies and tangible embodiments of all the foregoing, in whatever form or medium, (g) issued patents and patent applications, (h) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (i) all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement of any of the Proprietary Rights hereinabove set out.

     SECTION 2.23  Capitalization.  The authorized capital stock of the Company
                   --------------
consists solely of 3,000 shares of common stock, no par value per share, of which 1,500 shares are issued and outstanding and owned, beneficially and of record by the Sellers. There are no subscriptions, options, warrants or other rights to purchase or otherwise acquire shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. The Company has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     SECTION 2.24  Significant Suppliers.  Set forth on Schedule 2.24 is a list
                   ---------------------                -------------
of the ten largest suppliers to the Company for the twelve-month period ended December 31, 1998 and for the four month period ended April 30, 1999, together with the amount of purchases attributable to such suppliers expressed in dollars and as a percentage of total purchases. No supplier, including, without limitation, the suppliers listed on Schedule 2.24 which were significant to the
                                    -------------
Company during the past three years, has terminated, materially reduced or threatened to terminate or materially reduce its provision of merchandise or services to the Company. The Sellers have no reason to believe that the transactions contemplated hereby will adversely affect the existing relationship with any of the Company's suppliers.

     SECTION 2.25  Significant Customers.  Set forth on Schedule 2.25 is a list
                   ---------------------                -------------
of the ten largest customers of the Company for the twelve-month period ended December 31, 1998 and for the four month period ended April 30, 1999, together with the amount of purchases attributable to such customers expressed in dollars and as a percentage of total sales. No customer, including, without limitation, the customers listed on Schedule 2.25 which were significant to the Company
                        -------------
during the past three years, has terminated, materially reduced or threatened to terminate or materially reduce its purchases of the products or services of the Company. The Sellers have no reason to believe that the transactions contemplated hereby will adversely affect the existing relationship with any of the Company's customers. The Company has not participated in any trade programs, whether or not in the ordinary and usual course of business or consistent with past practice, which may result in claims against the Company for money, credit or goods, including but not limited to bonuses, billback's inhouse programs, accruals, other sales and commission incentives or allowances, discounts, returns, credits, allowances and contests.

     SECTION 2.26  Governmental Approvals.  No registration or filing with, or
                   ----------------------
consent or approval of or other action by, any Governmental Authority is or will be necessary for the valid execution, delivery and performance by any of the Sellers of this Agreement or the operation of the Business immediately after the Closing in a manner consistent with its operations as of the date hereof. "Governmental Authority" means any public body, governmental, administrative or regulatory authority, agency, instrumentality or commission, including courts of competent jurisdiction and arbitral tribunals, whether federal, state, local or foreign.

     SECTION 2.27  Transactions With Affiliates.  Except as set forth on
                   ----------------------------
Schedule 2.27, no director, officer or employee of the Company, or member of the
-------------
family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with the Company and there are no debts, claims or other obligations owed or required to be performed by any of the Stockholders or their Affiliates to the Company or by the Company to any of the Stockholders or their Affiliates.

     SECTION 2.28  No Broker or Finder.  No broker, finder or other financial
                   -------------------
consultant has acted on behalf of the Sellers in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the Buyer.

     SECTION 2.29  Claims.  The Company has not extended or granted any
                   ------
warranties whether express or implied, other than standard terms and conditions summarized in Schedule 2.29. Except as set forth on Schedule 2.29, none of the
              -------------                         -------------
Sellers has received any written notice, nor has any knowledge of any oral notice, of any claim (actual or threatened) in connection with any product manufactured, sold, leased or delivered by the Company other than claims in the ordinary course of business and not in excess of $5,000 and, after due inquiry, none of the Sellers has knowledge of any fact or circumstance which would form the basis for any liability arising out of injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company. Schedule 2.29 also sets forth each material
                                    -------------
pending claim against the Company in connection with any product manufactured, sold, leased or delivered by the Company.

     SECTION 2.30  Disclosure.  All documents and schedules delivered or to be
                   ----------
delivered by or on behalf of the Sellers in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither the Company nor any of the Stockholders are aware of any facts pertaining to the Company, the Assets or the Business which is reasonably likely to have a material adverse effect and which have not been disclosed in this Agreement, the Schedules or the Statements or otherwise disclosed to the Buyer by the Sellers in writing. Neither this Agreement, nor any Schedule or other documents in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.


                                  ARTICLE III
                                  -----------

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     The Buyer represents and warrants to the Sellers as follows:

     SECTION 3.01  Organization.  The Buyer is duly incorporated, validly
                   ------------
existing and in good standing under the laws of the State of Delaware.

     SECTION 3.02  Buyer Power and Authority.  The Buyer has the corporate power
                   -------------------------
and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement by the Buyer and the documents contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Buyer. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by the Buyer have been duly executed and delivered by, and constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms.

     SECTION 3.03  No Conflict.  Neither the execution and delivery of this
                   -----------
Agreement and the other documents and instruments contemplated hereby by the Buyer, the consummation of the transactions contemplated hereby or thereby, nor the performance by the Buyer of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of the Certificate of Incorporation, as amended, or By-Laws of the Buyer or any judgment, decree, order, statute or regulation applicable to the Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party which would materially impair the Buyer's ability to consummate the transactions contemplated hereby or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.


                                  ARTICLE IV
                                  ----------

                           COVENANTS OF THE SELLERS
                           ------------------------

     The Sellers covenant and agree with the Buyer as follows:

     SECTION 4.01  Best Efforts Cooperation.  The Sellers shall use their best
                   ------------------------
efforts to perform and fulfill, all conditions and obligations to be fulfilled or performed by them hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

     SECTION 4.02  Access.  Until the Closing, the Sellers shall give the Buyer,
                   ------
its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to each of the Company offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the Company and persons employed by or doing business with the Company. Following the Closing, the Sellers shall provide the Buyer with access to any and all records relating to the Company which remain in the possession of accountants, attorneys and other third parties. In order that the Buyer may have full opportunity to make such examination and investigation as it may desire of the business and affairs of the Company, the Sellers will furnish the Buyer and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of the Company and the Sellers to cooperate fully with the representatives of the Buyer in connection with such review and examination and to make full disclosure to the Buyer of all material facts affecting the Company's financial condition, business operations, properties and prospects; provided, however, that the Buyer will, through the
                          --------
Closing Date, hold the documents and information concerning the Company confidential.

     SECTION 4.03  Insurance.  Until the Closing, the Company shall maintain
                   ---------
with financially sound insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

     SECTION 4.04 Compliance with Laws.  Until the Closing, the Company shall
                  --------------------
conduct the Business in compliance with all applicable laws, rules, regulations and orders.

     SECTION 4.05 Keeping of Books and Records.  Until the Closing, the Company
                  ----------------------------
shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 4.06  Actions Prior to Closing.  The Company shall conduct the
                   ------------------------
Business pending the Closing only in the ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, the Company shall maintain and keep its properties, offices in good condition and repair, keep in full force and effect its insurance coverage, continue advertising its business in accordance with past practice, maintain in effect all of its leases, use reasonable best efforts to maintain in accordance with good business practice its present employees and its relationships with its suppliers and customers so that they will be preserved for the Buyer after the Closing, maintain its inventory at levels consistent with its past practices, and continue to pay its accounts payable and collect its accounts receivables in a manner consistent with its past practices. Furthermore, the Company shall conduct the Business in a manner such that on the Closing Date the Company will have no obligations or liabilities except (a) those set forth on the Statements and (b) those incurred in the ordinary course of business consistent with past practice after the date of Statements and prior to the Closing Date and reflected accurately in its books and records. Except as expressly contemplated by this Agreement or as consented to in writing by the Buyer, during the period from the date of this Agreement to the Closing Date, Sellers shall not allow the Company to (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or (B) any other securities in respect of, in lieu of or in substitution for shares outstanding on the date thereof; (ii) redeem, purchase or otherwise acquire, any of its outstanding securities; (iii) declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on or in respect of any share of capital stock of the Company; (iv) (A) make any acquisition of assets or securities, any disposition of assets or securities or any change in its capitalization, or (B) enter into any contract or release or relinquish any contract or other rights;
(v) incur any long-term debt for borrowed money or any short-term debt for borrowed money other than in the ordinary course of business consistent with past practice; (vi) propose or adopt any amendments to the Certificate and Articles of Incorporation or By-Laws of the Company; (vii) other than as contemplated or permitted by this Agreement, enter into any new employment agreements with any officers, directors or employees or grant any increases in the compensation or benefits to, or agree to pay any bonus, severance or termination payment or other special compensation to, officers, directors and employees other than increases in the ordinary course of business consistent with past practice; (viii) make any loan or advance to any of its officers, directors, consultants, agents or employees or to any member of their families or any other loan or advance otherwise than in the ordinary course of business;
(ix) make or incur any charitable contributions or any nonbusiness expense; (x) allow the mix, quality and quantity of inventory to deviate from the levels required to service the Business, consistent with past practices; or (xi) agree in writing or orally to take any of the foregoing actions or any other action which would have made any representation or warranty in this Agreement untrue or result in the breach of any covenant hereunder.

     SECTION 4.07  Notice of Changes.  Until the Closing, the Sellers shall
                   -----------------
notify the Buyer of any material change in the business of the Company as soon as it becomes apparent to any of the Sellers that any such change has or may occur.

     SECTION 4.08  Preservation of Business.  Until the Closing, the Sellers
                   ------------------------
will use their best efforts to preserve the Company's business organization intact, and to preserve its goodwill. Without limiting the generality of the foregoing, the Company will, and the Stockholders will cause the Company to, timely perform all obligations required of the Company under the contracts and permits listed on the Schedules to this Agreement.

     SECTION 4.09  Litigation.  The Sellers will promptly notify the Buyers of
                   ----------
any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by the Company, the Sellers or their Affiliates, or against any employee, consultant or director of the Company.

     SECTION 4.10  Continued Effectiveness of Representations and Warranties.
                   ---------------------------------------------------------
From the date hereof up to and including the Closing Date, (i) the Company will and the Stockholders will cause the Company to conduct the Business in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the ordinary and usual course of business consistent with past practice after the date hereof and none of which would have an adverse effect on the properties, assets, operations or condition (financial or otherwise) or prospects of the Company or its Business; and (ii) the Sellers will advise the Buyer promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranty of the Sellers to become untrue in any material respect.

     SECTION 4.11  No Negotiations.  Until the later to occur of August 19, 1999
                   ---------------
or the termination of this Agreement in accordance with its terms, the Sellers shall not and shall not permit any of their respective officers, directors, employees, agents, or representatives to solicit, initiate or encourage inquiries or proposals, or conduct any negotiations, concerning any acquisition or purchase of all or any substantial portion of the Business, assets or capital stock of the Company. The Sellers shall immediately advise the Buyer of his, its or their receipt of any such inquiry or proposal. Each of the Sellers agree not to, without the prior written consent of the Buyer, release any person from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party and agree to require the return of all confidential information that may have been provided to a third party involved with a potential sale or acquisition of the Company.

     SECTION 4.12 Confidentiality.  The Sellers agree not to divulge,
                  ---------------
communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Buyer or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company and the Business (whether such confidential information relates to the operation of the Business before or after the date hereof), including any trade or business secrets with respect to the Business and any technical or business materials that are confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business; customer and supplier relations; advertising and promotion plans; financial information including costs, profits and sales; pricing and marketing strategies; names of suppliers, personnel and customers (including customer lists); software programs, however embodied; and information obtained by or given to the disclosing party about or belonging to third parties.

     SECTION 4.13  Regulatory and Other Authorizations; Consents.  (a) The
                   ---------------------------------------------
Sellers shall give promptly such notices to third parties and obtain such third party consents and waivers as are necessary in connection with the transactions contemplated by this Agreement, including, without limitation, all necessary approvals from the Missouri Department of Revenue in connection with the sale of the Assets and the Buyer's ability to operate the Business on and after the Closing Date.

     (b) The Buyer and the Sellers shall cooperate and use all reasonable efforts to assist each other in giving such notices and obtaining such consents; provided, however, that the Buyer shall not have any obligation to give any
-----------------
guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which the Buyer in its sole and absolute discretion may deem adverse to the interests of the Buyer, the Company or the Business.

     SECTION 4.14  Risk of Loss.  Prior to the Closing Date, the risk of loss or
                   ------------
damage to or destruction of any or all of the Business or the Assets shall remain with the Sellers unless such loss or damage is directly caused by the Buyer.

     SECTION 4.15  Sale of Name.  On the Closing Date, the Company shall assign
                   ------------
the name of the Company to the Buyer. At the Closing, the Company shall execute such applications to governmental authorities, consents and other documents and take such other action as the Buyer may reasonably request in order (a) to change the Company's corporate name to one not involving the use of the word "Stabilized Products", or any confusingly similar variation thereof, and not descriptive of, or related to, the Business thereafter being conducted by the Buyer with the Assets and (b) to enable the Buyer to use and register, as the Buyer may desire, such name and any variation thereof and such applications, consents and other documents shall be filed within three (3) business days after the Closing.


                                   ARTICLE V
                                   ---------

                     CONDITIONS TO THE BUYER'S OBLIGATIONS
                     -------------------------------------

     The obligation of the Buyer to pay the Purchase Price on the Closing Date and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion.

     SECTION 5.01  Consents and Approvals.  The Buyer shall have received, each
                   ----------------------
in form and substance satisfactory to the Buyer, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates, which the Buyer deems necessary for the consummation of the transactions contemplated by this Agreement.

     SECTION 5.02  Representations and Warranties to be True and Correct.  All
                   -----------------------------------------------------
of the representations and warranties of the Sellers contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the Closing Date, as if made on and as of the Closing Date and the Sellers shall have executed and delivered to the Buyer a certificate, in form and substance reasonably satisfactory to the Buyer and its counsel, to such effect.

     SECTION 5.03  Performance.  The Sellers shall have performed and complied
                   -----------
in all material respects with all covenants and agreements contained herein required to be performed or complied with by each of them prior to or at the Closing Date. The Sellers shall have executed and delivered to the Buyer a certificate, in form and substance reasonably satisfactory to the Buyer and its counsel, in writing to such effect and to the further effect that all of the conditions set forth in this Article V have been satisfied.

     SECTION 5.04  No Adverse Change.  There shall have been no material adverse
                   -----------------
change in the Business, assets, liabilities, operations, prospects, properties or condition, financial or otherwise, of the Company and no material transactions involving the Company shall have occurred prior to the Closing Date other than in the ordinary course of business.

     SECTION 5.05  Opinion of Sellers' Counsel.  The Buyer shall have received
                   ---------------------------
the opinion of Seulthaus & Walsh, P.C., counsel to the Sellers, in form and substance reasonably acceptable to the Buyer dated as of the Closing Date.

     SECTION 5.06  Obligations of the Sellers.  Except as contemplated by this
                   --------------------------
Agreement, all debts and other obligations owed or required to be performed by the Sellers, their Affiliates (or any business entity owned or controlled by the Sellers or their Affiliates) to the Company shall have been paid or discharged in full on or before the Closing Date. Except as provided in Schedule 5.06, all
                                                              -------------
agreements between the Company and the Sellers and their Affiliates shall have terminated on or before the Closing Date at no cost to the Company or the Buyer.

     SECTION 5.07  No Actions, Suits or Proceedings.  As of the Closing Date, no
                   --------------------------------
action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of any of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the Assets or the condition, financial or otherwise, or prospects of the Company. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Company or any Stockholder shall be pending, and neither the Company nor any Seller shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     SECTION 5.08  Due Diligence Review.  The results of the Buyer's due
                   --------------------
diligence review, including, without limitation, the result of its investigation of the real and tangible properties

(including, without limitation, all title, zoning, survey and environmental matters), affairs, condition, prospects and agreements of the Company, and discussions with the Company's suppliers and customers, shall be satisfactory to the Buyer.

     SECTION 5.09  Intellectual Property Transfer Agreements.  The Company shall
                   -----------------------------------------
have delivered to the Buyer (i) the Tradename and Trademark Transfer Agreement and, (ii) the Patent Transfer Agreement with respect to U.S. Patent No. 4,581,240 and Canadian Patent No. 354,254 in form and substance reasonably acceptable to the parties.

     SECTION 5.10  Noncompetition Agreements.  Each of the Sellers shall have
                   -------------------------
entered into the Noncompetition Agreement with the Buyer in form and substance reasonably acceptable to the parties.

     SECTION 5.11  Escrow Agreement.  The Company and the Sellers shall have
                   ----------------
executed and delivered the Escrow Agreement in form and substance reasonably acceptable to the parties.

     SECTION 5.12  Lease.  The Buyer and the Company shall have executed and
                   -----
delivered the Lease for the facility in Missouri located at 1832 West Square Drive, High Ridge, Missouri containing the terms set forth on Exhibit 5.12 and
                                                              ------------
otherwise in form and substance reasonably acceptable to the parties.

     SECTION 5.13  Consulting and Noncompetition Agreement.  Gerald Smith shall
                   ---------------------------------------
have entered into the Consulting and Noncompetition Agreement with the Buyer in form and substance reasonably acceptable to the parties.

     SECTION 5.14  Board Approval.  The Buyer shall have received all
                   --------------
authorizations, consents, and approvals of its Board of Directors deemed necessary for the consummation of the transactions contemplated by this Agreement.

     SECTION 5.15  Organizational Documents.  The Buyer shall have received a
                   ------------------------
copy of (i) the Certificate and Articles of Incorporation, as amended (or similar organizational document), of the Company, certified by the Secretary of State of the jurisdiction in which the Company is incorporated or organized, as of a date not earlier than thirty (30) days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such Certificate and Articles of Incorporation (or similar organizational documents) since such date; (ii) the By-laws (or similar organizational documents) of the Company, certified by the Secretary or Assistant Secretary of the Company stating that no amendments have been made to such By-laws; and (iii) such other closing documents as the Buyer may reasonably require. In addition, the Buyer shall have received a copy of the Declaration of Trust of the Trust, together with such Trustees' Certificates as the Buyer may reasonably require.

     SECTION 5.16  Good Standing; Qualification to do Business.  The Buyer shall
                   -------------------------------------------
have received good standing certificates for the Company from the Secretary of State of the jurisdiction in which the Company is incorporated or organized and from the Secretary of State in each jurisdiction listed in Schedule 2.01, in
                                                           -------------
each case dated not earlier than five Business Days prior to the Closing Date. The Buyer shall also have received a tax good standing certificate from the department of revenue of each jurisdiction in which the Company has filed a Return.

     SECTION 5.17  Environmental Site Assessment.  The Buyer shall, at its sole
                   -----------------------------
cost and expense, perform a comprehensive environmental site assessment of the Company's facility located at 1832 West Square Drive, High Ridge, Missouri, the scope and results of such assessment shall be satisfactory to the Buyer and its counsel in their sole discretion. The Sellers agree to cooperate with the Buyer in connection with such assessment, including, without limitation, providing the Buyer with reasonable access to the Property and all structures, improvements and fixtures thereon.


                                  ARTICLE VI
                                  ----------

                    CONDITIONS TO THE SELLERS' OBLIGATIONS
                    --------------------------------------

     The obligation of the Company to sell the Assets to Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Sellers in their sole discretion:

     SECTION 6.01  Representations and Warranties to be True and Correct.  The
                   -----------------------------------------------------
Buyer's representations and warranties contained in Article III shall be true, complete and correct in all material respects, on and as of the Closing Date, as if made on and as of such date, and the Buyer shall have delivered to the Sellers a certificate, in form and substance reasonably satisfactory to the Sellers and its counsel, to such effect.

     SECTION 6.02  Performance.  The Buyer shall have performed and complied
                   -----------
with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Buyer shall have executed and delivered a certificate to the Sellers, in form and substance reasonably satisfactory to the Sellers and its counsel to such effect.

     SECTION 6.03  No Actions, Suits or Proceedings.  As of the Closing Date, no
                   --------------------------------
action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Buyer shall be pending, and the Buyer shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     SECTION 6.04  Organizational Documents.  The Sellers shall have received a
                   ------------------------
copy of (i) the Certificate of Incorporation, as amended (or similar organizational document), of the Buyer, certified by the Secretary of State of the State of Delaware, as of a date not earlier than thirty (30) Business days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary to the Buyer, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date; (ii) the By-laws (or similar organizational documents) of the Buyer, certified by the Secretary or Assistant Secretary of the Company stating that no amendments have been made to such By-laws since such date; and (iii) such other Closing Documents as the Sellers may reasonably require.

     SECTION 6.05  Good Standing.  The Sellers shall have received a good
                   -------------
standing certificate for the Buyer from the Delaware Secretary of State.

     SECTION 6.06  Opinion of Buyer's Counsel.  The Sellers shall have
                   --------------------------
received the opinion of Mintz Levin Cohn Ferris Glovsky & Popeo, P.C., in form and substance reasonably acceptable to the Sellers.

                                  ARTICLE VII
                                  -----------

                                INDEMNIFICATION
                                ---------------

     SECTION 7.01  Indemnification by Buyer.  The Buyer hereby agrees to
                   ------------------------
indemnify, defend and hold harmless the Company and its permitted assigns from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character (hereinafter collectively referred to as "Damages") arising out of or in any manner incident, relating or attributable to:

          (a) Any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement or in any certificate, instrument of transfer or other document or agreement executed by the Buyer in connection with this Agreement or otherwise made or given in connection with this Agreement; and

          (b) Any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed by the Buyer in connection with this Agreement.

To the extent that the Buyer's undertakings set forth in this Section 7.01 may be unenforceable, the Buyer shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the Sellers.

     SECTION 7.02  Indemnification by the Sellers.  Each of the Sellers agrees
                   ------------------------------
jointly and severally to indemnify, defend and hold harmless the Buyer and its Affiliates (as such term is defined under Rule 405 of the Rules and Regulations of the Securities Act of 1933, as amended) and the respective officers, directors, employees, shareholders and agents of the foregoing, and their successors and assigns from, against and with respect to any and all Damages arising out of or in any manner incident, relating or attributable to:

          (a) Any inaccuracy in any representation or breach of warranty of any of the Sellers contained in this Agreement or in any certificate, instrument of transfer or other document or agreement or any of the Sellers in connection with this Agreement or otherwise made or given in connection with this Agreement;

          (b) Any failure by any of the Sellers to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by any of them under this Agreement or under any certificates or other documents or agreements executed by any of the Sellers in connection with this Agreement;

          (c) Reliance by the Buyer on any books or records of the Company or reliance by the Buyer on any information furnished to the Buyer pursuant to this Agreement by any Seller; and

          (d)  The Excluded Liabilities.

To the extent that the Sellers' undertakings set forth in this Section 7.02 may be unenforceable, the Sellers shall jointly and severally contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the Buyer. The amount of any indemnification payments required to be made hereunder shall first be paid from the Escrowed Cash, to the extent such Escrowed Cash is then available for distribution under the Escrow Agreement, and to the extent the aggregate indemnification payments exceed the amount of Escrowed Cash, then be paid in cash in immediately available funds to the Buyer promptly after the determination thereof.

     SECTION 7.03  Claims for Indemnification.  In the event of the occurrence
                   --------------------------
of any event which any party asserts is an identifiable event pursuant to this
Article VII, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the party required to provide indemnification (the "Indemnifying Party"), specifying in detail the facts and circumstances with respect to such claim and the basis for which indemnification is available hereunder, provided, however, that the failure to provide such notice shall only
           --------  -------
release the applicable Indemnifying Party from any of its obligations under this
Article VII to the extent such Indemnifying Party is prejudiced by such failure. If such event involves the claim of any third party and if the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Damages that may result from such third party claim, the Indemnifying Party shall have the right to control the defense or settlement of such claim; provided, however, that (a) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense, (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnified Party, (c) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, and shall assume all expense with respect to the defense or settlement of any claim to the extent such claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party, provided that the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this Section 7.03(c),
(d) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party; provided,
                                                               --------
however, that in no event shall the Indemnifying Party be liable for the
-------
expenses of more than one counsel in addition to local counsel and (e) if the Indemnifying Party is entitled but fails to assume control over the defense of a claim as provided in this Section 7.03, provided that the Damages associated with such claim are covered by the indemnity provisions of Section 7.01 or 7.02, the Indemnified Party shall have the right to defend such claim, provided, further, that the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnifying Party.

     In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VII, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

     SECTION 7.04  Survival.  All representations and warranties in this
                   --------
Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the closing of the transactions contemplated hereby and any investigation at any time made by or on behalf of any party and continue for a period of three (3) years after the Closing Date and until finally resolved and satisfied in full if asserted on or prior to the expiration on such three (3) year month period; provided, however, that the representations and warranties contained in Sections 2.09, 2.16, 2.17 (solely with respect to the Company having good and marketable title free and clear of all claims to the tangible personal property), and 2.19 shall survive the Closing of the transactions contemplated hereby and any investigation at any time made by or on behalf of any party and continue for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of the applicable statute of limitations.

     SECTION 7.05  Miscellaneous.  The Sellers and the Buyer agree to treat all
                   -------------
payments made by any of them to or for the benefit of the other (including any payments to the Company) under this Agreement and for any misrepresentations or breaches of warranties of covenants as adjustments to the Purchase Price or as capital contributions for tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-tax basis.

     The Sellers, on the other hand, and the Buyer on the other hand, shall not be liable for paying any claim for indemnification made pursuant to this Article VII unless and until the aggregate of all such indemnifiable claims payable by the Sellers, on the one hand, and the Buyer, on the other hand, exceeds $5,000, in which case all amounts, including the first $5,000, shall thereafter be payable to the applicable Indemnified Party by the applicable Indemnifying Party.

                                 ARTICLE VIII
                                 ------------

                                  TERMINATION
                                  -----------

     SECTION 8.01  Termination.  This Agreement may be terminated and the
                   -----------
transactions contemplated hereby may be abandoned at any time prior to the
Closing:

          A. By mutual written consent duly authorized by the Buyer and the Sellers;

          B.   By the Buyer or the Sellers if:

                   (i) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, provided that this Agreement shall not be terminated pursuant to this paragraph unless the party terminating this Agreement has utilized its reasonable best efforts to oppose the issuance of such order, decree or ruling or the taking of such action;

                   (ii) the Closing has not occurred on or prior to June 30, 1999 for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement;

                   (iii) the other party breaches any of its representations, warranties or covenants attached hereto.

          C.   By the Buyer if:

                   (i) Any of the conditions set forth in Article V hereof has not been satisfied on or before June 30, 1999 or shall have become incapable of fulfillment and shall not have been waived by the Buyer, for any reason other than a breach by the Buyer of any of its representations, warranties or agreements hereunder;

                  (ii) If in the Buyer's good faith judgment there is any material inaccuracy in any representations or material breach of any warranty contained therein, or any failure by any the Sellers to perform any commitment, covenant or condition contained in this Agreement, or there exists any material error, misstatement or omission with regard to any of the Exhibits, Schedules or other documents referred to herein; or

                   (iii) The Buyer is not satisfied with the results of its due diligence investigation of the Company.

          D. By the Sellers if any of the conditions set forth in Article VI hereof have not been satisfied on or before June 30, 1999 or shall have become incapable of fulfillment and shall not have been waived by the Sellers, for any reason other than a breach by any Seller of any of its representations, warranties or agreements hereunder;

Upon the occurrence of any of the events specified in this Section 8.01 (other than paragraph A hereof), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate.

     SECTION 8.02  Effect of Termination.  In the event of the termination and
                   ---------------------
abandonment of this Agreement pursuant to Section 8.01, this Agreement, except for the provisions of Articles VIII and IX shall forthwith become void and be of no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 8.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

     If any of the Sellers fail to fulfill their obligations hereunder for any reason not excused by an express provision of this Agreement, then the Buyer shall, in addition to any other remedies that it may have, have the right to bring an action in any court of competent jurisdiction to obtain specific performance of this Agreement, it being understood that the parties agree that failure of the Sellers to consummate the transactions contemplated hereunder or failure of the Sellers to perform any of their obligations contemplated by this Agreement (except for a failure excused by an express provision of this Agreement) would cause irreparable injury to the Buyer and that money damages would not provide an adequate remedy to the Buyer. The Sellers therefore waive all objections to the award of equitable relief for such failure.


                                  ARTICLE IX
                                  ----------

                             ADDITIONAL AGREEMENTS
                             ---------------------

     SECTION 9.01  Mail Received After the Date Hereof.  From and after the
                   -----------------------------------
Closing Date, the Buyer may receive and open all mail addressed to the Company and deal with the contents thereof in its sole discretion (including the right to endorse without recourse the name of the Company on any check received by the Buyer and to deposit such amounts in the Buyer's name), to the extent such mail or the contents thereof relate to the Business, the Assets or the Assumed Liabilities and the Buyer shall provide to the Sellers all other mail which does not relate thereto. The Sellers agree to promptly deliver to the Buyer after the Closing Date all mail and any payments received by them on and after the date hereof in connection with the Business, the Assets or the Assumed Liabilities, whether or not such mail or payments relate to the period of time before, on or after the Closing Date.

     SECTION 9.02  Tax Matters.
                   -----------

     (a) The Company shall cause to be prepared and timely filed, at its sole expense, all of its required tax returns for all periods up to and including the date hereof. The Sellers shall be jointly and severally responsible for the payment of, and will indemnify, defend and hold the Buyer harmless against all taxes due or assessed which relate to (i) the operations of the Business for all periods up to and including the Closing Date, and (ii) the transactions contemplated by this Agreement.

     (b) The Sellers and the Buyer will provide each other with such cooperation and information as any of them reasonably may request of the other in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any part of the Assets or the Business from the Buyer. The Sellers and the Buyer shall retain all returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Business, or with respect to the Assets, for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such returns. Any information obtained under this Section 9.02(b) shall be kept confidential except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

     (c) Neither the Sellers nor the Buyer shall file any return, or take a position with a Tax authority, that is inconsistent with the allocation of the Purchase Price set forth in Section 1.04, or that treats the transaction contemplated in this Agreement in a manner inconsistent with the terms of this Agreement.

     (d) The Sellers shall prepare and file any required Tax returns in connection with all sales, use, or transfer or similar Taxes incurred as a result of the sale of the Assets contemplated by this Agreement and shall pay the amount of such Taxes required to be remitted with such Tax returns. The Sellers shall provide the Buyer with copies of such returns and evidence of the payment of Taxes thereunder.

     SECTION 9.03  Payment of Liabilities.  The Sellers shall promptly pay and
                   ----------------------
satisfy in full all of the Excluded Liabilities as they become due and payable.

     SECTION 9.04  Bulk Sales Laws.  The Buyer hereby waives compliance by the
                   ---------------
Sellers with any bulk sales laws which may be applicable. The Sellers agree, jointly and severally, to indemnify and hold the Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by the Buyer as a result of any failure to comply with such bulk sales laws, except to the extent of the Buyer's failure to pay any of the Assumed Liabilities.

                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     SECTION 10.01  Notices.  All notices, requests, consents and other
                    -------
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Buyer:             Opta Food Ingredients, Inc.
                                  25 Wiggins Avenue
                                  Bedford, MA  01730
                                  Attn:  Lewis C. Paine, III
                                  President and Chief Executive Officer
                                  Fax: (781) 276-5101

      with a copy to:             Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                                  P.C.
                                  One Financial Center
                                  Boston, MA  02111
                                  Attn:  Douglas A. Zingale, Esquire
                                  Fax: (617) 542-2241


     If to any of the Sellers:    c/o Mr. Gerald Smith
                                  _______________________________
                                  _______________________________
                                  Fax:


     with a copy to:              Seulthaus & Walsh, P.C.
                                  7733 Forsyth Boulevard, Twelfth Floor
                                  St. Louis, MO 63105
                                  Attn:   T. Jack Challis, Esquire
                                          David R. Weaver, Esquire
                                  Fax:  (314) 727-7166

All notices, requests, consents and other communications hereunder shall be deemed to have been (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     SECTION 10.02  Entire Agreement.  This Agreement together with the Exhibits
                    ----------------
and Schedules hereto and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including, without limitation, the Offer Letter between the Buyer and the Company dated May 18, 1999. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     SECTION 10.03  Modifications and Amendments.  The terms and provisions of
                    ----------------------------
this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     SECTION 10.04  Waivers and Consents.  No failure or delay by a party
                    --------------------
hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     SECTION 10.05  Assignment.  Neither this Agreement, nor any right
                    ----------
hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties except that the Buyer may assign all or part of its rights and obligations under this Agreement to a financial institution lending funds to the Buyer or to one or more subsidiaries or affiliates owned or controlled by the Buyer (in which event, representations and warranties relating to the Buyer and the opinion of counsel to be delivered by the Buyer shall be appropriately modified), but no such assignment by Buyer of its rights hereunder shall relieve Buyer of its obligations under this Agreement to the Sellers.

     SECTION 10.06  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     SECTION 10.07  Governing Law.  This Agreement and the rights and
                    -------------
obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

     SECTION 10.08  Jurisdiction and Service of Process.  Any legal action or
                    -----------------------------------
proceeding with respect to this Agreement shall be brought in the courts of either The Commonwealth of Massachusetts or the State of Missouri or of the United States of America for the District of Massachusetts or the Eastern District of Missouri. By execution and delivery of this Agreement, each of the parties hereto accepts for itself or himself and in respect of its or his property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it or he is not subject to the jurisdiction of the above-named courts for such proceedings. Nothing in this Section 10.08 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

     SECTION 10.09  Severability.  In the event that any court of competent
                    ------------
jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     SECTION 10.10  Interpretation.  The parties hereto acknowledge and agree
                    --------------
that: (i) each party and its or his counsel reviewed and negotiated the terms and provisions of the Documents (except with respect to the Schedules attached hereto, which are the sole responsibility of the Stockholders) and have contributed to their revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     SECTION 10.11  Headings and Captions.  The headings and captions of the
                    ---------------------
various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     SECTION 10.12  Enforcement.  Each of the parties hereto acknowledges and
                    -----------
agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

     SECTION 10.13  Reliance.  The parties hereto agree that, notwithstanding
                    --------
any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any schedule or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement.

     SECTION 10.14  Expenses.  Each of the parties hereto shall pay its own fees
                    --------
and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     SECTION 10.15  Survival.  The representations, warranties, covenants,
                    --------
agreements and indemnifications set forth or otherwise provided for in this Agreement shall survive the consummation of the transactions contemplated hereby and shall not be deemed waived or otherwise affected by any investigation made by or on behalf of any party hereto.

     SECTION 10.16  Announcements.  Prior to the Closing, the parties hereto
                    -------------
agree that there shall be no announcements, either publicly or internally, regarding the transactions contemplated herein unless the parties hereto consent in writing to the content, wording, timing and forum of such announcements.

     SECTION 10.17  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Buyer and the Sellers have executed this Agreement under seal as of the day and year first above written.


                                   OPTA FOOD INGREDIENTS, INC.


                                   By: /s/ Lewis C. Paine, III
                                       -----------------------------------------
                                       Lewis C. Paine, III
                                       President and Chief Executive Officer



                                   STABLILIZED PRODUCTS, INC.


                                   By: /s/ Gerald W. Smith
                                       -----------------------------------------
                                       Gerald Smith
                                       President


                                   /s/ Gerald W. Smith
                                   ---------------------------------------------
                                   Gerald Smith, individually and as Trustee of
                                   the Gerald W. and Helen A. Smith Loving Trust


                                   /s/ Jacqueline K. Smith
                                   ---------------------------------------------
                                   Jacqueline K. Smith


                                   /s/ Stephania A. Smith
                                   ---------------------------------------------
                                   Stephenia A. Smith


                                   /s/ Helen A. Smith
                                   ---------------------------------------------
                                   Helen A. Smith, individually and as Trustee
                                   of the Gerald W. and Helen A. Smith Loving
                                   Trust

                                       36